AGREEMENT AND PLAN OF MERGER

                                      AMONG

                               MARKEL CORPORATION

                              IIG ACQUISITION CORP.

                        INVESTORS INSURANCE HOLDING CORP.

                                       AND

           CERTAIN SHAREHOLDERS OF INVESTORS INSURANCE HOLDING CORP.

                            Dated as of May 15, 1996















                                      (i)


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                                TABLE OF CONTENTS

                                                                                                               Page

                                    ARTICLE I

                                   DEFINITIONS

1.1               Definitions.....................................................................................1

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                                   ARTICLE II

                                   THE MERGER
2.1               The Merger......................................................................................7
2.2               Effective Time..................................................................................7
2.3               Effects of the Merger...........................................................................7
2.4               Certificate of Incorporation and By-Laws........................................................8
2.5               Directors.......................................................................................8
2.6               Officers........................................................................................8
2.7               Conversion of Shares............................................................................8
2.8               Conversion of Sub Common Stock..................................................................9
2.9               Shareholders' Approval..........................................................................9
2.10              Exchange of Shares; Payment.....................................................................9
2.11              Stock Option and Other Plans...................................................................12
2.12              Closing........................................................................................13

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                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
3.1               Organization and Qualification.................................................................14
3.2               Capitalization of the Company; Validity of Shares..............................................14
3.3               Authority Relative to this Agreement...........................................................15
3.4               Investments and Subsidiaries...................................................................15
3.5               Consents and Approvals.........................................................................16
3.6               Non-Contravention..............................................................................16
3.7               Licenses.......................................................................................17
3.8               Compliance with Laws...........................................................................17
3.9               Statutory Financial Statements.................................................................18
3.10              GAAP Financial Statements......................................................................19
3.11              Investments....................................................................................20
3.12              Absence of Changes.............................................................................20
3.13              No Undisclosed Liabilities.....................................................................21
3.14              Litigation.....................................................................................21

                                      (ii)


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3.15              Insurance Business.............................................................................22
3.16              Regulatory Filings.............................................................................22
3.17              Reinsurance, Coinsurance and Underwriting Management...........................................23
3.18              Agents and Brokers.............................................................................24
3.19              Real Property..................................................................................24
3.20              Personal Property..............................................................................24
3.21              Leases.........................................................................................25
3.22              Sufficiency of Assets..........................................................................26
3.23              Intellectual Property..........................................................................26
3.24              Material Contracts.............................................................................26
3.25              Insurance for the Benefit of the Company.......................................................29
3.26              Labor Matters..................................................................................29
3.27              Employee Benefit Plans.........................................................................30
3.28              Tax Matters....................................................................................34
3.29              Insider Interests..............................................................................36
3.30              Finders........................................................................................37
3.31              Full Disclosure................................................................................37

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                                   ARTICLE IV

                           REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL SHAREHOLDERS
4.1               Organization and Qualification.................................................................37
4.2               Authority Relative to this Agreement...........................................................37
4.3               Consents and Approvals.........................................................................38
4.4               Non-Contravention..............................................................................38
4.5               Ownership of Shares............................................................................38
4.6               Representations of the Company.................................................................38

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                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

5.1               Organization; Authority Relative to this Agreement.............................................39
5.2               Authority Relative to this Agreement...........................................................39
5.3               Consents and Approvals.........................................................................39
5.4               Non-Contravention..............................................................................40
5.5               Litigation.....................................................................................40
5.6               Finders........................................................................................40
5.7               Full Disclosure................................................................................40

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                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS
6.1               Conduct of Business of the Company.............................................................41
6.2               Forbearances by the Company....................................................................41

                                     (iii)


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6.3               Negotiations with Others.......................................................................44
6.4               Investigation of Business and Properties.......................................................44
6.5               Confidentiality................................................................................44
6.6               HSR Filings....................................................................................46
6.7               Expenses.......................................................................................46
6.8               Public Announcements...........................................................................46
6.9               Subsequent Events..............................................................................47
6.10              Efforts to Consummate..........................................................................47
6.11              Resignations...................................................................................48
6.12              Voting Agreement...............................................................................48
6.13              Termination of Shareholders Agreements.........................................................48
6.14              Termination of Agreements with Principal Shareholders..........................................48

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                                   ARTICLE VII

                       CONDITIONS TO OBLIGATIONS OF BUYER

7.1               Representations and Warranties.................................................................49
7.2               Performance of this Agreement..................................................................49
7.3               Consents and Approvals.........................................................................49
7.4               Material Changes...............................................................................50
7.5               Injunction, Litigation, etc....................................................................50
7.6               Legislation....................................................................................50
7.7               Proceedings; Certificates......................................................................51
7.8               Opinion of Counsel for the Company.............................................................51
7.9               Employment Agreement...........................................................................51

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                                  ARTICLE VIII

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY
8.1               Representations and Warranties.................................................................52
8.2               Performance of this Agreement..................................................................52
8.3               Consents and Approvals.........................................................................52
8.4               Injunction, Litigation, etc....................................................................52
8.5               Legislation....................................................................................53
8.6               Proceedings; Certificates......................................................................53
8.7               Opinion of Counsel for Buyer...................................................................53

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                                   ARTICLE IX

                                 INDEMNIFICATION
9.1               Indemnification by the Principal Shareholders..................................................53
9.2               Indemnification by Buyer.......................................................................54
9.3               Third Party Claims.............................................................................55
9.4               Direct Claims..................................................................................56

                                      (iv)


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9.5               Limitations on Indemnification.................................................................57
9.6               Survival of Representations and Warranties.....................................................57
9.7               Exclusive Remedy...............................................................................58

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                                    ARTICLE X

                                   TERMINATION
10.1              Termination....................................................................................58
10.2              Procedure; Effect of Termination...............................................................59

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                                   ARTICLE XI

                               GENERAL PROVISIONS
11.1              Notices........................................................................................60
11.2              Interpretation.................................................................................62
11.3              Entire Agreement...............................................................................62
11.4              Successors and Assigns.........................................................................63
11.5              Severability...................................................................................63
11.6              Amendment......................................................................................63
11.7              Extension; Waiver..............................................................................64
11.8              Specific Performance...........................................................................64
11.9              Counterparts...................................................................................64
11.10             Governing Law..................................................................................64


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                                      (v)


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Exhibits

                  A - Form of Escrow Agreement

                  B - Form of Employment Agreement

Schedules







                                      (vi)


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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of May 15, 1996, is made among MARKEL CORPORATION, a Virginia corporation ("Buyer"), IIG ACQUISITION CORP., a New Jersey corporation ("Sub"), INVESTORS INSURANCE HOLDING CORP., a New Jersey corporation (the "Company") and the Persons executing this Agreement as Shareholders of the Company (collectively, the "Principal Shareholders").

                                    RECITALS

         A. This Agreement provides for the merger (the "Merger") of Sub into the Company, with the Company as the surviving corporation in such merger, all in accordance with the provisions of this Agreement.

         B. The respective Boards of Directors of Buyer, Sub and the Company have approved the Merger. The Company intends promptly to submit to its shareholders the approval of the Merger and the approval and adoption of this Agreement.

         NOW THEREFORE, in consideration of the foregoing and the representations, warranties, and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  1.1 Definitions. The following terms, as used herein, have the following meanings:

         "Action" means (i) any complaint, claim, prosecution, indictment, action, suit, arbitration or investigation or (ii) any proceeding by or before any Governmental Authority.

         "Affiliate" of a Person means a Person who, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person.

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         "Allocable Portion" means, as to a Shareholder, the fraction, the numerator of which is number of Shares held by such Shareholder and the denominator of which is the aggregate number of outstanding Shares.

         "Applicable Insurance Department" means as to (i) Investors Insurance Company of America and Investors Special Risk Agency, Inc., the New Jersey Department of Insurance, (ii) Carlisle Insurance Company, the California Department of Insurance; and (iii) Investors Special Risk Insurance Company, the Arizona Department of Insurance.

         "Audited Financial Statements" has the meaning set forth in Section
3.10.

         "BCA" means the New Jersey Business Corporation Act, as amended.

         "Business" means the insurance business conducted by the Companies and its Subsidiaries taken as a whole.

         "Business Condition" has the meaning set forth in Section 3.1.

         "CIC" means Carlisle Insurance Company.

         "Closing" has the meaning set forth in Section 2.12.

         "Closing Date" has the meaning set forth in Section 2.12.

         "Company" has the meaning set forth in the Recitals.

         "Covered Liabilities" means any and all debts, losses, liabilities, claims, fines, royalties, deficiencies, damages, obligations, payments (including those arising out of any demand, assessment, settlement, judgment or compromise relating to any Action), costs and expenses (including interest and penalties due and payable with respect thereto and reasonable attorneys' and accountants' fees and any other out-of-pocket expenses incurred in investigating, preparing, defending, avoiding or settling any Action or in enforcing another

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party's obligations hereunder), matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, including any of the foregoing arising under, out of or in connection with any Action, order or consent decree of any Governmental Authority or award of any arbitrator of any kind, or any law, rule, regulation, contract, commitment or undertaking.

         "Effective Time" has the meaning set forth in Section 2.2.

         "Employee Benefit Plans" has the meaning set forth in Section 3.27(a).

         "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in
Section 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(A)(14) of ERISA.

         "Escrow Agent" means The Northern Trust Company or such other Person appointed as the escrow agent under the Escrow Agreement.

         "Escrow Agreement" means the agreement entered into by or on behalf of the Principal Shareholders, Buyer and the Escrow Agent, substantially in the form of Exhibit A hereto.

         "Escrow Amount" means $3 million.

         "Escrow Fund" mean, at any time, the amount held under the Escrow Agreement at such time.

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         "Governmental Authority" means any federal, state, local, foreign, supernational or supranational court or tribunal, governmental, regulatory or administrative agency, department, bureau, authority or commission or arbitral panel.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "IICA" means Investors Insurance Company of America, a New Jersey corporation.

         "Intellectual Property" means all right, title and interest of the Company and its Subsidiaries in all trade names (including the name "Investors Insurance"), trademarks and service marks, patents, patent rights, copyrights, whether domestic or foreign, (as well as applications, registrations or certificates for any of the foregoing), inventions, trade secrets, proprietary processes, software and other industrial and intellectual property rights.

         "Insurance Subsidiaries" means IICA, CIC and ISRIC.

         "Interim Financial Statements" has the meaning set forth in Section
3.10.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "ISRA" means Investors Special Risk Agency, Inc., a New Jersey corporation.

         "ISRIC" means Investors Special Risk Insurance Company, an Arizona corporation.

         "Leases" has the meaning set forth in Section 3.21.

         "Licenses" has the meaning set forth in Section 3.7.

         "Material Contracts" has the meaning set forth in Section 3.24.

         "Merger" has the meaning set forth in the Recitals.

         "Merger Consideration" means $38,050,000.

         "PBGC" means the Pension Benefit Guaranty Corporation.

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         "Pension Plans" has the meaning set forth in Section 3.27.

         "Permitted Encumbrances" means (i) statutory liens for current state and local property taxes or assessments not yet due or delinquent; (ii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Company or its Subsidiaries, provided that the same shall be fully discharged of record before the Closing; (iii) exceptions shown on the surveys furnished by the Company to Buyer on or before the date hereof and which do not materially affect the use or occupancy of such Real Property; and (iv) such other recorded liens, imperfections in title, charges, easements, restrictions and encumbrances which do not materially affect the use or occupancy of such Real Property.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a governmental or political subdivision or an agency of instrumentality thereof.

         "Principal Shareholders" means TBK Partners, L.P., a Delaware limited partnership; Vanderbilt Partners, L.P., a Delaware limited partnership; Tweedy Browne Company LP Profit Sharing Plan; Conning Insurance Capital Limited Partnership, a Connecticut limited partnership; Conning Insurance Capital International Partners, a Cayman Islands limited partnership; Conning Insurance Capital Limited Partnership II, a Delaware limited partnership; Conning Insurance Capital International Partners II, a Cayman Islands limited partnership; Trenwick America Corporation, a Delaware corporation; The Board of Regents of The University of Texas System, and The Permanent University Fund of the State of Texas, each of which has executed this Agreement.

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         "Shares" means shares of Common Stock, $1.00 par value, of the Company.

         "Shareholders" means the holders of outstanding shares of Common Stock, $1.00 par value, of the Company.

         "Subsidiary" with respect to either of the parties of this Agreement means any corporation or other business entity, whether or not incorporated, of which at least 50% of the securities or interests having, by their terms, ordinary voting power to elect members of the board of directors, or other persons performing similar functions with respect to such entity, is held, directly or indirectly, by such party.

         "Survival Date" has the meaning set forth in Section 9.5.

         "Tax Law" means the Internal Revenue Code, federal, state, county, local, or foreign laws relating to Taxes and any regulations or official administrative pronouncements released thereunder.

         "Taxes" means (a) all federal, state, local, and foreign taxes or assessments, including those relating to net income, gross receipts, gross income, capital stock, franchise, profits, employees and payroll, withholding, foreign withholding, social security, unemployment, disability, real property, personal property, intangibles, stamp, excise, sales, use, transfer, occupation, value added, ad valorem, customs, premium, windfall profits, alterative minimum or estimated taxes, together with any interest, penalties or additions to tax or additional amounts with respect to the foregoing, whether disputed or not and
(b) any obligations under any agreements or arrangements with respect to any Taxes described in clause (a) hereof.

         "Taxing Authority" means any governmental authority including social security

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administration, domestic or foreign, having jurisdiction over the assessment, determination, collection, or other imposition of Tax.

         "Tax Returns" means any declaration, report, claim for refund, information return, return or statement relating to Taxes, including any schedules or attachments as well as any amendments (whether submitted on a consolidated, combined, separate, or unitary basis).

                                   ARTICLE II
                                   THE MERGER

         2.1 THE MERGER. Upon the terms and subject to the satisfaction or waiver, if permissible, of the conditions hereof, and in accordance with the BCA, at the Effective Time, Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Sub shall cease and the Company, under the name Investors Insurance Holding Corp., shall continue as the surviving corporation (the "Surviving Corporation").

         2.2 EFFECTIVE TIME. As soon as practicable after the satisfaction or waiver, if permissible, of all the conditions to the Merger, the parties shall cause the Merger to be consummated by causing a certificate of merger with respect to the Merger to be executed, filed and recorded in accordance with the relevant provisions of the BCA. The Merger shall become effective at the time of the filing with the Secretary of State of the State of New Jersey of such certificate of merger in accordance with the relevant provisions of the BCA (the "Effective Time").

         2.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 14A:10-6 of the BCA.

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         2.4 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Certificate of
Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation. The By-Laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

         2.5 DIRECTORS. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

         2.6 OFFICERS. The officers of Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

         2.7 CONVERSION OF SHARES. (a) Each Share outstanding immediately prior to the Effective Time (other than Shares, if any, held in the treasury of the Company or owned by Buyer, Sub or any Subsidiary of the Company, Buyer or Sub) shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into the right to receive, subject to
Section 2.10(d), the Merger Consideration upon surrender of the certificate representing such Share as provided in Section 2.10.

                  (b) Each Share owned by Buyer, Sub or any Subsidiary of the Company, Buyer or Sub held in the treasury of the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and cease to exist at and after the Effective Time and no consideration shall be paid with respect thereto.

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         2.8 CONVERSION OF SUB COMMON STOCK. Each share of common stock, $.01 par value, of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into and thereafter represent one validly issued, fully paid and nonassessable share of common stock, $1.00 par value, of the Surviving Corporation, so that thereafter Buyer will be the sole and exclusive owner of the outstanding capital stock of the Surviving Corporation.

         2.9 SHAREHOLDERS' APPROVAL. The Company, acting through its Board of Directors (which shall have recommended approval of the Merger and approval and adoption of this Agreement to its shareholders), shall, in accordance with applicable law, use its best efforts to obtain the approval of the merger and the approval and adoption of this Agreement by the Shareholders.

         2.10 EXCHANGE OF SHARES; PAYMENT. (a) First Jersey Bank (or such other Person as may be selected by Buyer with the prior written consent of the Company, which consent shall not be unreasonably withheld) shall act as Paying Agent in the Merger (the "Paying Agent"). At the Effective Time, Buyer will take all steps necessary to enable and cause Sub or the Surviving Corporation to deposit an amount equal to the Merger Consideration minus the Escrow Amount with the Paying Agent, in immediately available funds, for disbursement to the Shareholders, in the manner set forth below. Such disbursement will be the responsibility of the Paying Agent and not the Company.

                  (b) Prior to the Effective Time, the Company shall hand deliver or mail to each Shareholder of record of an outstanding certificate or certificates representing any Shares (or each such holder's duly authorized attorney-in-fact), a form letter of transmittal (which

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shall specify that delivery shall be effected, and risk of loss of, and title to, such certificate shall pass, only upon proper delivery of such certificate to the Paying Agent and instructions for use of such letter of transmittal in effecting the surrender of any such certificate and obtaining payment therefor of the Shareholder's Allocable Portion of the Merger Consideration, as provided in this Section 2.10. Subject to Section 2.10(d) hereof and the Paying Agent's agreement to such procedures, upon the later of the Effective Time and surrender to the Paying Agent of a certificate which immediately prior to the Effective Time represented Shares (a "Certificate"), together with such letter of transmittal duly executed, such Certificate shall in exchange therefor be entitled to receive an amount, in immediately available funds, equal to the product of the number of Shares represented by such Certificate multiplied by the quotient obtained by dividing the portion of the Merger Consideration by the aggregate number of outstanding Shares. No interest will be paid or accrued on any amount payable upon the surrender of a Certificate. If payment is to be made to a Person other than the Person in whose name a Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable, or provide assurances satisfactory to the Paying Agent that any such tax will be paid by such Person. Until surrendered in accordance with the provisions of this Section 2.10, each Certificate representing any Shares (other than Certificates representing Shares held in the treasury of the Company or owned by Buyer, Sub

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or any Subsidiary of the Company, Buyer or Sub) shall represent for all purposes only the right to receive, as provided by this Agreement, their Allocable
Portion of the Merger Consideration (subject to Section 2.10(d) hereof), and shall have no other rights. Any funds (including interest earned on funds on deposit with the Paying Agent) remaining with the Paying Agent one year following the Effective Time shall be returned to Buyer or the Surviving Corporation, as specified by Buyer, after which time former stockholders of the Company, subject to applicable law, shall look only to the Surviving Corporation for payment of their Allocable Portion of the Merger Consideration, without interest thereon, and shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under New Jersey law.

                  (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Section 2.10.

                  (d) Notwithstanding anything to the contrary set forth herein, the amount of merger consideration to be received by each Shareholder upon surrender to the Paying Agent of a Certificate or Certificates representing Shares and any other required documents, as provided in this Section 2.10, shall be reduced by (i) the amount, if any, the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code, or any provision of state, local or foreign Tax law; provided that if any amounts are so deducted and withheld, such amounts shall be treated as having been paid to the holder of such Certificate, and (ii) as to the Principal Shareholders, the Escrow

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Amount multiplied by a fraction, the numerator of which is the number of Shares held by such Principal Shareholder and the denominator of which is the aggregate number of Shares held by all Principal Shareholders.

         2.11 STOCK OPTION AND OTHER PLANS. Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any Committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide for the cancellation, effective at the Effective Time of all the outstanding stock options to purchase Common Stock (the "Options") heretofore granted under any stock option plan of the Company (the "Stock Plans"). Immediately prior to the Effective Time, each Option, whether or not then vested or exercisable, shall no longer be exercisable for the purchase of shares of Common Stock but shall entitle each holder thereof, in cancellation and settlement therefor, to payments in cash (subject to any applicable withholding taxes, the "Cash Payment"), at the Effective Time, equal to the product of (x) the total number of shares of Common Stock subject to such Option, whether or not then vested or exercisable, and (y) the excess, if any, of the Merger Consideration over the exercise price per share of Common Stock subject to such Option, each such Cash Payment, if any, to be paid to each holder of an outstanding Option at the Effective Time. Any then outstanding stock appreciation rights or limited stock appreciation rights shall be canceled as of immediately prior to the Effective Time without any payment therefor. As provided herein, the Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries (collectively with the Stock Plans, referred to as the "Stock Incentive Plans") shall terminate as of the Effective Time. The Company will take all

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steps to ensure that neither the Company nor any of its subsidiaries is or will be bound by any Options, other options, warrants, rights or agreements which would entitle any Person, other than Buyer or its affiliates, to own any capital stock of the Surviving Corporation or any of its subsidiaries or to receive any payment in respect thereof. The Company will use its best efforts to obtain all necessary consents to ensure that after the Effective Time, the only rights of the holders of Options to purchase shares of Common Stock in respect of such Options will be to receive the Cash Payment, if any, in cancellation and settlement thereof.

         2.12 CLOSING. On the date which is the third business day after the satisfaction of the conditions set forth in Sections 7.3, 7.7 and 8.4 hereof (or such other time as the parties may mutually agree) (the "Scheduled Closing Date"), a closing (the "Closing") will be held at the offices of McGuire, Woods, Battle & Boothe, L.L.P., Richmond, Virginia (or such other place as the parties may agree) for the purpose of confirming all of the foregoing; provided, that nothing herein shall be deemed to affect (i) the conditions to the respective parties' obligations hereunder contained in Articles VII and VIII hereof or (ii)
Article X hereof. Notwithstanding the foregoing, the date and time at which such Closing actually occurs are herein referred to as the "Closing Date." As soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Articles VII and VIII hereof, the Company and Sub shall execute in the manner required by the BCA and deliver to the Secretary of State of the State of New Jersey a duly executed and verified certificate of merger and the parties shall take such other and further actions as may be required by law to make the Merger effective.

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                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Buyer the following:

         3.1 ORGANIZATION AND QUALIFICATION. Each of the Company and its Subsidiaries is a corporation or other entity (as listed in Schedule 3.1) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has corporate or other power and authority to own all of its properties and assets and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified and in good standing to transact business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be in good standing or to be duly qualified would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the business, assets, liabilities, prospects, condition (financial or otherwise) or results of operations (collectively, the "Business Condition") of the Business. Each jurisdiction in which each of the Company and its Subsidiaries is qualified to do business is set forth in Schedule 3.1. Buyer has been provided complete and correct copies of the Certificates of Incorporation and Bylaws of the Company and its Subsidiaries, as currently in effect.

         3.2 CAPITALIZATION OF THE COMPANY; VALIDITY OF SHARES. The authorized capitalization of the Company and the amount of such stock which is outstanding is set forth in Schedule 3.2. The Shares constitute all of the issued and outstanding capital stock of the Company. The Shares have been duly authorized, are validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights. Except as set forth in Schedule 3.2, the Company has no commitments to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from the Company, any shares of its capital stock and no such securities or obligations are outstanding.

         3.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Board of Directors of the Company, and except for obtaining the approval of the Shareholders, no other corporate proceedings on the part of the Company are necessary with respect thereto. Assuming that Buyer has duly authorized the execution and delivery of this Agreement, this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

         3.4 INVESTMENTS AND SUBSIDIARIES. Except for the Insurance Subsidiaries and ISRA, there are no corporations, partnerships and other entities in which the Company owns or has any right to acquire 5% or more of the outstanding capital stock or other equity or partnership interests. The authorized capitalization of each of the Company's Subsidiaries and the amount of such stock which is outstanding is set forth in Schedule 3.4. The Company owns all of the issued and outstanding shares of capital stock in IICA and ISRA, IICA owns all of the issued and outstanding shares of capital stock in CIC and CIC owns all of the issued and outstanding shares of capital stock in ISRIC, in each case free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, security interests, liens, charges, encumbrances, options and adverse or equitable claims or rights whatsoever. There are no Subsidiaries of the Company other than IICA, CIC, ISRIC and ISRA. All of the issued and outstanding shares of capital stock of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights. None of the Company's Subsidiaries has any commitments to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from such Subsidiary, any shares of its capital stock and no such securities or obligations are outstanding.

         3.5 CONSENTS AND APPROVALS. Except as set forth in Schedule 3.5, there is no requirement applicable to the Company or any of its Subsidiaries to make any filing with, or to obtain any permit, authorization, consent or approval of any public body as a condition to the lawful consummation of the transactions contemplated by this Agreement. Except as set forth in Schedule 3.5, there is no requirement that any party to any Material Contract, Lease, license or permit for the use of Intellectual Property or loan agreement to which the Company or any of its Subsidiaries is a party or by which either of them is bound, consent to the execution of this agreement by the Company or consummation of the transactions contemplated by this Agreement.

         3.6 NON-CONTRAVENTION. The execution and delivery by the Company of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) violate or result in a breach of any provision of the Certificate of Incorporation or Bylaws of the Company or its Subsidiaries, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries.

         3.7 LICENSES. The Company and each of its Subsidiaries has obtained all licenses, certificates of authority, permits, authorizations, orders and approvals of, and has made all registrations or filings with, all Governmental Authorities as required in connection with the conduct of the Business as currently conducted, and with respect to which a failure to so obtain would have a material adverse effect on the Business Condition of the Business (collectively, the "Licenses"). Schedule 3.7 lists the jurisdictions in which the Company possess licenses or other approvals to conduct an insurance business (an "Insurance License"). The Company has heretofore made available to the Buyer true and complete copies of all of such Insurance Licenses as are currently in effect. All Licenses and Insurance Licenses are valid and in full force and effect. No notice of a violation of any such License or Insurance License has been received by the Company or any of its Subsidiaries, or to the knowledge of the Company, recorded or published, and no proceeding is pending or, to the knowledge of the Company threatened, to revoke or limit any of them. The Company has no reason to believe that the Licenses and Insurance Licenses in effect on the date hereof will not be renewed.

         3.8 COMPLIANCE WITH LAWS. Except as set forth in Schedule 3.8, and in addition to the representations and warranties contained in Section 3.7 relating to Licenses and Insurance Licenses, the Company and its Subsidiaries have been operated in compliance with all laws, regulations, orders, policies, guidelines, judgments or decrees of any Governmental Authority applicable to the Company and its Subsidiaries or the Business including, without limitation, those related to antitrust and trade matters, civil rights, zoning and building codes, public health and safety, worker health and safety and labor and nondiscrimination, the failure to comply with which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Business Condition of the Business. Furthermore, except as is disclosed in Schedule 3.8, neither the Company nor any of its Subsidiaries has received any notice alleging non-compliance with any of the aforementioned laws, regulations, policies, guidelines, orders, judgments or decrees. Neither the Company nor any of its Subsidiaries, nor any agent, employee, sales representative, Affiliate or other representative of the Company or any of its Subsidiaries, nor any other Person on behalf of the Company or any of its Subsidiaries, has made any offer of payment, payment or gift to any Person for corrupt business purposes or otherwise engaged in illegal business practices.

         3.9 STATUTORY FINANCIAL STATEMENTS. The Company has heretofore delivered to the Buyer true and complete copies of the Annual Statements of the Insurance Subsidiaries as filed with the Applicable Insurance Department for the years ended December 31, 1993, 1994 and 1995, and has delivered or will deliver before the Closing, true and complete copies of each Quarterly Statement of the Insurance Subsidiaries as filed with the Applicable Insurance Department for each calendar quarter ended or ending before the Closing Date (the "Quarterly Statements"). The balance sheets of each of the Insurance Subsidiaries as of December 31, 1995, and the related statements of income and cash flow for the year then ended, included in the Annual Statement for the year ended December 31, 1995, were prepared in conformity with statutory accounting practices prescribed or permitted by the Applicable Insurance Department ("Statutory Accounting Principles") consistently applied, except as otherwise noted therein, for the period covered thereby and fairly present the statutory financial position of such Insurance Subsidiary as at the date thereof and the results of operations and cash flow of such Insurance Subsidiary for the period then ended. The balance sheets of the Insurance Subsidiaries and the related statements of income and cash flow included in the Quarterly Statements were or will be prepared in conformity with Statutory Accounting Principles applicable to interim financial statements consistently applied during the period involved, except as otherwise noted therein, subject to normal year-end adjustments, and fairly present or will fairly present the statutory financial position of such Insurance Subsidiary as at the dates thereof and the results of operations and cash flow of such Insurance Subsidiary for the periods then ended.

         3.10 GAAP FINANCIAL STATEMENTS. The Company has previously furnished Buyer with true and complete copies of the audited consolidated financial statements, including the notes thereto, of the Company and its Subsidiaries for the years ended December 31, 1993, 1994 and 1995 (the "Audited Financial Statements"), together with the reports on such statements of the Company's auditors and has delivered or will deliver before the Closing, true and complete copies of the unaudited financial statements for the Company for each calendar quarter ended or ending before the Closing Date (the "Interim Financial Statements"). Such financial statements present fairly or will present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and changes in cash flows for the periods then ended and have been or will be prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject, in the case of the Interim Financial Statements, to normal year-end adjustments.

         3.11 INVESTMENTS. Except as disclosed in Schedule 3.11, The Company and each of its Subsidiaries has good and marketable title, free and clear of all liens, claims, charges, options or encumbrances, to all of its investment assets reflected in its Annual Convention Statement for the year ended December 31, 1995, or acquired after December 31, 1995, other than investment assets that have been sold or disposed of in the normal course of business. All such investments are properly treated and valued as admitted assets in accordance with the regulations of the Applicable Insurance Department and the National Association of Insurance Commissioners.

         3.12 ABSENCE OF CHANGES. Except as set forth in Schedule 3.12, since December 31, 1995:

                           (i) the Business has been operated only in the ordinary and usual course and in a manner consistent with past practices;

                           (ii) there has not been any change, or development involving a prospective change, including any damage, destruction, loss or abandonment (whether or not covered by insurance) which, individually or in the aggregate, has or, to the knowledge of the Company, can reasonably be expected to have, a material adverse effect on the Business Condition of the Business;

                           (iii) neither the Company nor any of any of its Subsidiaries has taken any action, which if taken as of the date hereof through the Closing, would violate any of clause (i) through (xix) of
         Section 6.2 (and there have not been any changes required by generally accepted accounting principles referred to in clause (xix) of Section 6.2); and

                           (iv) neither the Company nor any of any of its Subsidiaries has entered into any agreement to do any of the things described in the preceding clauses of this Section 3.12

         3.13 NO UNDISCLOSED LIABILITIES. None of the Company or any of its Subsidiaries has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, including any uninsured liabilities, except (i) as and to the extent set forth in the balance sheet included in the Audited Statements, (ii) liabilities and obligations incurred after December 31, 1995 in the ordinary course of business consistent with past practice and not prohibited by this Agreement and which could not have a material adverse effect on the Business Condition of the Business and (iii) as set forth in Schedule 3.13.

         3.14 LITIGATION. Except as set forth in Schedule 3.14, there are no Actions pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries, which (i) have, or, if adversely determined, could reasonably be expected to have a material adverse effect on the Business Condition of the Business, (ii) seek specifically to prevent, restrict or delay consummation of the transactions contemplated hereby or fulfillment of any of the conditions of this Agreement or (iii) involve claims of bad faith, extra contractual or punitive damages or errors or omissions with respect to the Company's or any of its Subsidiary's handling or resolution of any insurance or reinsurance claims. Except as set forth in Schedule 3.14, there are no judgments, decrees or orders of any Governmental Authority outstanding against the Company or any of its Subsidiaries.

         3.15 INSURANCE BUSINESS. All policies of insurance issued by the Insurance Subsidiaries and in force on the date hereof are, and on the Closing Date will be, to the extent required by applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed with and not objected to by such authorities within the period provided for such objection. Any premium rates required to be filed with or approved by insurance regulatory authorities have been so filed or approved and the premiums charged conform thereto.

         3.16 REGULATORY FILINGS. The Company has provided to Buyer all material registrations, filings or submissions (other than policy filings or rate filings) made by or on behalf of the Company or any of its Subsidiaries with or to any insurance regulatory authority and all reports of examination issued by any insurance regulatory authority since January 1, 1993. The Company and its Subsidiaries have filed all reports, statements, documents, registrations, filings or submissions required to be filed with any Governmental Authority, except with respect to which the failure to file individually or in the aggregate does not adversely affect their respective licenses or authority as an insurance company in any jurisdiction or does not otherwise have a materially adverse effect on any of them. Except as shown in Schedule 3.16, all such registrations, filings and submissions were in material compliance with applicable law when filed, and no material deficiencies have been asserted with respect thereto.

         3.17 REINSURANCE, COINSURANCE AND UNDERWRITING MANAGEMENT. (a) Schedule
3.17 contains a list of all coinsurance and reinsurance treaties or agreements to which any Insurance Subsidiary is a party or beneficiary and which were in force at any time after December 31, 1995. All such treaties or agreements are in full force and effect and except as set forth in Schedule 3.17, the Company has no knowledge that any reinsurer or coinsurer intends to terminate or does not intend to renew such treaties or agreements on substantially the same terms as presently exist. None of the Insurance Subsidiaries, nor to the knowledge of the Company, any other party thereto, is in default as to any provision thereof, and no such treaty or agreement contains any provision to the effect that the other party thereto may terminate the treaty or agreement by reason of the transactions contemplated by this Agreement. To the knowledge of the Company, except as set forth on Schedule 3.17, there is no reason to believe that the financial condition of any other party to any such treaty or agreement is impaired such that a default thereunder may reasonably be anticipated.

                  (b) Schedule 3.17 contains a list of all agreements to which the Company or any of its Subsidiaries is or was a party pursuant to which the Company or any of its Subsidiaries served or serves as, or received or receives services from, a managing general agent or underwriting manager or pursuant to which any of them continues to be obligated to provide any services. All such agreements are in full force and effect and except as set forth in Schedule 3.17, the Company has no knowledge that any other party to any such agreements intends to terminate or does not intend to renew such agreements on substantially the same terms as presently exist, except those agreements which have terminated but for which the Company or any of its Subsidiaries maintains servicing obligations. Neither the Company or any of its Subsidiaries, nor to the knowledge of the Company, any other party thereto, is in default as to any provision thereof, and no such agreement contains any provision to the effect that the other party thereto may terminate the agreement by reason of the transactions contemplated by this Agreement. To the knowledge of the Company, except as set forth in Schedule 3.17, there is no reason to believe that the financial condition of any other party to any such agreement is impaired such that a default thereunder may reasonably be anticipated.

         3.18 AGENTS AND BROKERS. Each of the contracts between the Insurance Subsidiaries and their respective agents and brokers is valid, binding and in full force and effect in accordance with its terms. Except for the managing general agent agreements listed in Schedule 3.17, all agreements with agents or brokers are terminable by the Insurance Subsidiaries, as the case may be, without cause upon not more than thirty (30) days' written notice.

         3.19 REAL PROPERTY. Neither the Company nor any of its Subsidiaries owns any real property.

         3.20 PERSONAL PROPERTY. Except as set forth in Schedule 3.20, the Company and its Subsidiaries have good and valid title to all of the personal property, tangible and intangible, which they own, including all tangible and intangible personal property reflected in the balance sheet in the Interim Financial Statements or acquired since such date (except as may be disposed of in the ordinary course of business after such date and which could not have a material adverse effect on the Business Condition of the Business), in each case free of liens, security interests or other encumbrances, except liens, security interests and other encumbrances which could not, individually or in the aggregate, have a material adverse effect on the Business Condition of the Business.

         3.21 LEASES. (a) Schedule 3.21 sets forth a complete list of each agreement to lease to which the Company or any of its Subsidiaries is a party, whether as lessor or lessee, which relates to either real or personal property, other than monthly leases of personal property which may be canceled upon not more than 30 days' notice and require the payment of not more than $1,000 per month. The agreements listed in Schedule 3.21 are referred to herein as "Leases." Except as set forth in Schedule 3.21, (i) each such Lease is in full force and effect and is a binding obligation of the parties thereto, and (ii) to the knowledge of the Company, no event has occurred which, with the giving of notice or the passage of time, or both, would permit the termination, modification or acceleration of any such Lease by any party thereto. Subject to obtaining any necessary consents by the other party or parties to any Lease (which consents are listed in Schedule 3.21) none of the rights of the Company and its Subsidiaries under any Lease is subject to termination or modification as a result or the transactions contemplated hereby. Complete copies of all of the Leases have been made available to Buyer.

                  (b) None of the Company or any of its Subsidiaries has received any notice from any Governmental Authority of any zoning, land use, building, fire or health code or other legal violation in respect of the leased real property, other than violations which have been corrected or which could not, individually or in the aggregate, have a material adverse effect on the use of such leased real property as it is now being used in the Business.

                  (c) To the knowledge of the Company, there are no pending or threatened condemnation proceedings or other litigation or administrative actions relating to the leased real property or other matters affecting adversely the current use or occupancy thereof.

         3.22 SUFFICIENCY OF ASSETS. The real property and the personal property that will be owned or leased by the Company and its Subsidiaries on the Closing Date constitute all of the properties and assets used or held for use in connection with, the Business.

         3.23 INTELLECTUAL PROPERTY. Except as set forth in Schedule 3.23, the Company and its Subsidiaries own or are licensed or otherwise have the full and exclusive right to use, free and clear of conditions, adverse claims or other restrictions or any requirement of any past, present or future royalty payments, all such Intellectual Property. There is no Action pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries asserting that the Company's or any of its Subsidiaries' use of any Intellectual Property infringes the rights of any third party or otherwise contesting their rights with respect to any Intellectual Property, and, to the knowledge of the Company and except as set forth in Schedule 3.23, there are no grounds for any such assertion and no third party is infringing upon the rights of the Companies or any of its Subsidiaries in the Intellectual Property. All letters, patents, registrations and certificates issued by any governmental agency relating to the Intellectual Property are valid and subsisting and have been properly maintained. The consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any of the Company's or any of its Subsidiaries' Intellectual Property.

         3.24 MATERIAL CONTRACTS. Schedule 3.24 sets forth a complete and correct list of each contract, agreement or commitment of the Company, other than Leases:

                           (i) upon which any substantial part of the Business is dependent or which, if breached, could reasonably be expected to have a material adverse effect on the Business Condition of the Business;

                           (ii) which provides for aggregate future payments by the Company or any of its Subsidiaries of more than $50,000, except for purchase orders or sales orders arising in the ordinary and usual course of business, in which case they are listed only if any party thereto is obligated to make payments pursuant thereto aggregating more than $100,000;

                           (iii) which extends more than one year from the date hereof and is not cancelable by either party on not more than 30 days' notice;

                           (iv) which provides for the sale or lease, after the date hereof of any of the assets of the Company or its Subsidiaries other than in the ordinary course of business;

                           (v) which relates to the employment, retirement or termination of the services of any officer, director or employee or former officer, director or employee of the Company or its Subsidiaries;

                           (vi) which establishes a partnership, agency, joint venture or other similar contract, arrangement or agreement;

                           (vii) which relates to indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset);

                           (viii) which creates or relates to a license of Intellectual Property, royalty or franchise agreement or agreement in respect of similar rights granted to, from or held by the Company or its Subsidiaries;

                           (ix) which is an agreement among shareholders;

                           (x) which provides for future payments that are conditioned, in whole or in part, on a change in control of the Company or its Subsidiaries (including a transfer of all or part of its assets); or

                           (xi) which restricts the right of the Company or any of its Subsidiaries to compete in any way with any other Person or which contains covenants pursuant to which any person has agreed not to compete, or otherwise restricts a person's ability to engage freely, in any part of the Business or not disclose to others information concerning the Business.

Each of the foregoing is referred to in this Agreement as a "Material Contract." All of the Material Contracts are in full force and effect, and to the knowledge of the Company, each is legal, valid, binding and enforceable against each other party thereto. No Material Contract has been breached by the Company or its Subsidiaries and, to the knowledge of the Company, no Material Contract has been breached by any other party thereto and no event has occurred with respect to any Material Contract, which, with the giving of notice or the passage of time, or both, would constitute a breach thereof by any party thereto. No other party to any Material Contract has given written or, to the knowledge of the Company, oral notice (i) that such Material Contract has been breached, (ii) of termination or cancellation of such Material

Contract or (iii) that such party intends to terminate or cancel such Material Contract. Complete copies of all the Material Contracts have been made available to Buyer.

         3.25 INSURANCE FOR THE BENEFIT OF THE COMPANY. The insurance maintained by the Company and its Subsidiaries is believed by the Company to be adequate. Such policies are in full force and effect, all premiums due thereon have been paid, and neither the Company nor any Subsidiary of the Company is in default in any material respect under any provision of any such policy nor has it failed to give notice or present any material claim thereunder in a timely manner so as to bar recovery of any valid claim. Neither the Company nor any of its Subsidiaries has received any written notice of cancellation or non-renewal of any such insurance policy or that any insurance premiums will be increased materially or that the insurance coverage presently in force will not be available in the future on substantially the same terms as now in effect.

         3.26 LABOR MATTERS. (a) There are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees of the Companies or its Subsidiaries, and there has been no such attempt since January 1, 1990. Schedule 3.26 sets forth a true and complete list of all salaried employees to whom the Companies and its Subsidiaries are paying compensation, disability, workman's compensation and/or pension benefits, and sets forth the current annual rate of compensation for each such employee together with bonuses and incentives.

                  (b) Except as set forth in Schedule 3.26, there are no controversies pending or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any of its employees. Since January 1, 1990, there has not occurred or, to the knowledge of the Company, been threatened, any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime, grievance, claim of unfair labor practice or other similar labor activity with respect to employees of the Company or its Subsidiaries.

         3.27 EMPLOYEE BENEFIT PLANS. (a) Schedule 3.27(a) includes a complete list of all employee benefit plans, programs, policies, practices, and other arrangements providing benefits to any employee or former employee or beneficiary or dependent thereof, whether or not written, and whether covering one person or more than one person, sponsored or maintained by the Company or its Subsidiaries or to which the Company or its Subsidiaries contribute or are obligated to contribute (collectively, "Employee Benefit Plans"). "Employee Benefit Plans" includes all employee welfare benefit plans within the meaning of
Section 3(1) of ERISA and all employee pension benefit plan within the meaning of Section 3(2) of ERISA.

                  (b) With respect to each Employee Benefit Plan, there has been made available to Buyer a true, correct and complete copy of: (i) each writing constituting a part of such Employee Benefit Plan, including all plan documents, benefit schedules, participant agreements, trust agreements, and insurance contracts and other funding vehicles; (ii) the three most recent Annual Reports (Form 5500 Series where applicable) and accompanying schedules, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the Internal Revenue Service or other relevant Taxing Authority, if any. All financial statements and actuarial reports for each Employee Benefit Plan have been prepared in accordance with generally accepted accounting principles and actuarial principles, applied on a uniform and consistent basis. Except as specifically provided in the foregoing documents made available to Buyer, there are no amendments to any Employee Benefit Plan that have been adopted.

                  (c) Schedule 3.27(a) identifies each Employee Benefit Plan that is intended to be a "qualified plan" satisfying the requirements of Section 401(a) of the Code (a "Pension Plan").

                  (d) All Employee Benefit Plans which are "employee benefit plans," as defined in Section 3(3) of ERISA, in all material respects are in compliance with and have been administered in compliance with all applicable requirements of law, including the Internal Revenue Code and ERISA, and all contributions required to be made to each such plan under the terms of such plan, ERISA or the Internal Revenue Code for all periods of time prior to December 31, 1995 or the Closing Date, as the case may be, have been or, as applicable, will by the Closing Date be timely made or paid in full or, to the extent not required to be made or paid on or before December 31, 1995, have been fully reflected on the balance sheet in the Audited Financial Statements.

                  (e) A favorable Internal Revenue Service determination letter as to the qualification of each Pension Plan under Section 401(a) of the Internal Revenue Code has been issued and remains in effect and the related trust has been determined to be exempt from taxation under Section 501(a) of the Internal Revenue Code and any amendment made or event relating to such Pension Plan subsequent to the date of such determination letter has not adversely affected the qualified status of such Pension Plan. No issue concerning qualification of any Pension Plan is pending before or, to the knowledge of Company, threatened by, the Internal Revenue Service. Each Pension Plan has been administered in accordance with its terms, except for those terms which are inconsistent with the changes required by the Internal Revenue Code and any regulations and rulings promulgated thereunder for which changes are not yet required to be made, in which case each Pension Plan has been administered in accordance with the provisions of the Internal Revenue Code and such regulations and rulings, and neither the Company and its Subsidiaries, nor any fiduciary of any Pension Plan has done anything which would adversely affect the qualified status of any Pension Plan or related trust. The Company and its Subsidiaries have performed all material obligations required to be performed by them under, and are not in default under or in violation of, the terms of any of the Employee Benefit Plans in any material respect. None of the Company or its Subsidiaries or any other "disqualified person" (as defined in Section 4975 of the Code) or "party-in-interest" (as defined in Section 3(14) of ERISA) has engaged in any "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any Employee Benefit Plan (or its related trust), the Company or its Subsidiaries or any officer, director or employee of the Company or its Subsidiaries to the tax or penalty imposed under Section 4975 of the Internal Revenue Code or section 502(i) of ERISA; all "fiduciaries," as defined in Section 3(21) of ERISA, with respect to the Employee Benefit Plans have complied in all respects with the requirements of Section 404 of ERISA; and no "reportable event" within the meaning of Section 4043 of ERISA has occurred with respect to any Pension Plan. The Company and its Subsidiaries have not incurred, and do not reasonably expect to incur, any material liability to the PBGC (except for required premium payments, which payments have been made when due).

                  (f) None of the Employee Benefit Plans that are subject to
Section 412 of the Internal Revenue Code ("Section 412 Plans") have incurred any "accumulated funding deficiency," as that term is defined in Section 412 of the Internal Revenue Code, whether or not waived. Contributions to all Section 412 Plans have been made in the manner, amount, and at the times prescribed by
Section 412 of the Internal Revenue Code. None of the Employee Plans is or has ever been a "top-heavy plan" within the meaning of Section 416 of the Internal Revenue Code. No Employee Benefit Plan is subject to Title IV of ERISA.

                  (g) No Employee Benefit Plans is a "multi-employer plan" within the meaning of Section 4001(a)(3) of ERISA or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"), nor have the Company or its Subsidiaries or any ERISA Affiliate of the Company or its Subsidiaries, at any time contributed to or been obligated to contribute to any Multiple Employer Plan.

                  (h) The Company and its Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Internal Revenue Code or Part 6 of Title I of ERISA, and at no expense to the Company or its Subsidiaries.

                  (i) Except as set forth on Schedule 3.27(i) hereto, no compensation or benefit that is or will be payable in connection with the execution and delivery of this Agreement or in connection with the transactions contemplated under this Agreement will be characterized as an "excess parachute payment" within the meaning of Sections 280G and 4999 of the Internal Revenue Code.

         3.28 TAX MATTERS. (a) Except as set forth in Schedule 3.28(a) all Tax Returns required to be filed by, or with respect to any activities of, the Company or its Subsidiaries have been or will be filed in accordance with all applicable laws, and all Taxes shown to be due on such Income Tax Returns have been or will be paid. All such Tax Returns were correct and complete in all material respects..

                  (b) Schedule 3.28(b) sets forth the states in which the Company or any of its Subsidiaries files Tax Returns, indicates the Tax Returns in such states that have been audited, and indicates those Tax Returns in such states that currently are subject of audit. Except as set forth in Schedule 3.28(b), no claim has ever been made by any authority in a jurisdiction where the Company or its Subsidiaries do not file Tax Returns that any of the Company or its Subsidiaries are or may be subject to taxation by that jurisdiction. Except for Taxes for which appropriate reserves are established (all of which are identified in Schedule 3.28(b)), all Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have (or by the Closing Date will have) been duly and timely paid. The unpaid Taxes of the Company and its Subsidiaries did not, as of December 31, 1995, exceed the reserve for tax liabilities made on the books of any of the Company or its Subsidiaries and set forth in the Audited Financial Statements. All Taxes required to be withheld by or on behalf of the Company and its Subsidiaries have been withheld, and such withheld Taxes have been duly and timely paid to the proper Governmental Authorities.

                  (c) Except as set forth on Schedule 3.28(c), no agreement or other document extending, or having the effect of extending, the period of assessment, payment or collection of any Taxes for which the Company or its Subsidiaries or any of their predecessors may be held liable and no power of attorney with respect to any such Taxes have been executed or filed with the Internal Revenue Service or any other Taxing Authority.

                  (d) There have been made available to Buyer complete and accurate copies of all Tax Returns that are or have been required to be filed for all taxable periods for which the statute or limitations has not run, examination reports, and statements of deficiencies assessed against or agreed to by the Company or its Subsidiaries or any of their predecessors. No lien exists with respect to any asset of the Company or its Subsidiaries that arose in connection with any failure to pay Taxes. There are no Taxes for which the Company or its Subsidiaries could be held liable which have been asserted in writing by any Governmental Authority to be due. Except as set forth on Schedule 3.28(d), there are no pending audits, examinations, or investigations with respect to Taxes of the Company or its Subsidiaries. No unresolved issue has been raised in writing by any Governmental Authority in the course of any audit or examination with respect to Taxes for which the Company or its Subsidiaries could be held liable. The most recent Return for which an audit has been completed by the relevant Taxing Authority for each jurisdiction in which the Company and its Subsidiaries do business is set forth on Schedule 3.28(d).

                  (e) No consent or election has been made to have the provisions of Section 341(f) of the Code apply to any of the Company or its Subsidiaries.

                  (f) None of the Company or its Subsidiaries is party to or bound by any tax sharing, tax indemnity, tax allocation or similar agreement or arrangement.

                  (g) None of the Company or its Subsidiaries has either agreed to or is required to make any adjustment under Section 481 of the Internal Revenue Code (or any comparable provision of state, local or foreign law) by reason of a change in accounting method or otherwise.

                  (h) None of the Company or its Subsidiaries has made any payment, is obligated to make any payment, and or is a party to any agreement that could obligate it to make any payments, that will not be deductible under
Section 280G of the Internal Revenue Code.

                  (i) Buyer will not be required to deduct and withhold any amounts pursuant to Section 1445(a) of the Internal Revenue Code upon consummation of the Merger.

         3.29 INSIDER INTERESTS. Except as disclosed in Schedule 3.29, no Affiliate of the Company or any of its Subsidiaries, or any officer, director (who is also an employee) or employee of the Company or any of its Subsidiaries, or any member of their immediate family (i) competes with, is involved with or has any direct or indirect interest in any business entity which competes with the Business, (ii) has any interest, direct or indirect, in any property, real or personal, tangible or intangible, including Intellectual Property, used in or pertaining to the Business, or (iii) provides or causes to be provided to, or receives from, any Company or Subsidiary any assets, loans, advances, services or facilities. Except as disclosed in Schedule 3.29, no Principal Shareholder or Affiliate of a Principal Shareholder (i) has any interest, direct or indirect, in any property, real or personal, tangible or intangible, including Intellectual Property, used in or pertaining to the Business, or (ii) provides or causes to be provided to, or receives from, any Company or Subsidiary any assets, loans, advances, services or facilities.

         3.30 FINDERS. No broker, finder, investment banker or any other person or entity is entitled to any fee or commission from the Company for services rendered on behalf of the Company in connection with the transactions contemplated by this Agreement.

         3.31 FULL DISCLOSURE. None of the representations and warranties of the Company made in this Article III (a representation and warranty being deemed to include for the purpose of the Section to which it is referenced and not for the purpose of any other Section, the information contained in any schedule referenced therein) contains untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL SHAREHOLDERS

         Each of the Principal Shareholders represents and warrants to Buyer the following:

         4.1 ORGANIZATION AND QUALIFICATION. Such Shareholder is a corporation or other entity (as listed in Schedule 4.1) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has corporate or other power and authority to own all of its properties and assets and to carry on its business as now being conducted.

         4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Such Shareholder has corporate and other power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by such Shareholder of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Board of Directors or other governing body of such Shareholder, no other corporate or other proceedings on the part of such Shareholder being necessary with respect thereto. Assuming that Buyer has duly authorized the execution and delivery of this Agreement, this Agreement constitutes a valid and binding obligation of such Shareholder, enforceable in accordance with its terms.

         4.3 CONSENTS AND APPROVALS. Except as set forth in Schedule 4.3, there is no requirement applicable to such Shareholder to make any filing with, or to obtain any permit, authorization, consent or approval of any public body or third party as a condition to the lawful consummation of the transactions contemplated by this Agreement.

         4.4 NON-CONTRAVENTION. The execution and delivery by such Shareholder of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) violate or result in a breach of any provision of its certificate of incorporation or bylaws or other organizational documents,
(ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which such Shareholder is a party or by which it may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Shareholder.

         4.5 OWNERSHIP OF SHARES. Such Shareholder has good and valid title to, sole record and beneficial ownership of, and sole right to vote, the number of Shares set forth after its name in Schedule 4.5.

         4.6 REPRESENTATIONS OF THE COMPANY. The representations and warranties of the Company set forth in Article III are true and correct; provided that the representation set forth in this Section 4.6 is qualified and limited to the best knowledge of such Shareholder with respect to the representations and warranties set forth in Sections 3.7 through 3.27, 3.29 and 3.31.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants the following:

         5.1 ORGANIZATION; AUTHORITY RELATIVE TO THIS AGREEMENT. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.

         5.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Buyer has corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the Board of Directors of Buyer and no other corporate proceedings on the part of Buyer are necessary with respect thereto. Assuming that the Company has duly authorized the execution and delivery of this Agreement, this Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms.

         5.3 CONSENTS AND APPROVALS. Except as set forth in Schedule 5.3, there is no requirement applicable to Buyer to make any filing with, or to obtain any permit, authorization, consent or approval of any public body as a condition to the consummation of the transactions contemplated by this Agreement. Except as set forth in Schedule 5.3, there is no requirement that any party to an agreement to which Buyer is a party or by which it is bound consent to the consummation of the transactions contemplated by this Agreement.

         5.4 NON-CONTRAVENTION. The execution and delivery by Buyer of this Agreement and the consummation of the transactions contemplated hereby will not
(i) violate or result in a breach of any provision of the Articles of Incorporation or Bylaws of Buyer, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Buyer is a party or by which Buyer, or the business conducted by it, may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or to the business conducted by it.

         5.5 LITIGATION. No Action is pending or, to the knowledge of Buyer, threatened against Buyer which seeks to prevent, restrict or delay consummation of the transactions contemplated by this Agreement.

         5.6 FINDERS. No broker, finder or investment banker is entitled to any fee or commission from Buyer for services rendered on behalf of Buyer in connection with transactions contemplated by this Agreement.

         5.7 FULL DISCLOSURE. None of the representations and warranties of Buyer made in this Article V (a representation and warranty being deemed to include, for the purpose of the Section to which it is referenced and not for the purpose of any other Section, the information contained in a schedule referenced therein) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         6.1 CONDUCT OF BUSINESS OF THE COMPANY. From the date hereof until the Closing, the Company and its Subsidiaries will (i) conduct their business only in the ordinary and usual course and in a manner consistent with past practices and (ii) use their best efforts to preserve intact their relationships with agents, customers, reinsurers and others having business relationships with them and keep available their present officers and employees. The management of the Company will meet with Buyer on a regular and frequent basis to discuss the general status of the ongoing operations of the Company and its Subsidiaries and any problems relating to the conduct of the Business. The Company will notify Buyer (i) of any emergency or change in the normal conduct of the Business or operations of the Company, (ii) of any event, occurrence, fact, condition, change or effect that, individually or in the aggregate, would have or result in a material adverse effect on the Business Condition of the Business, (iii) of the threat of, or initiation of, any litigation against the Company or its Subsidiaries, or (iv) of the initiation of any investigation of the Company or its Subsidiaries by any party, whether private or governmental, and will keep Buyer fully informed of developments with respect to such events and afford Buyer's representatives access to all materials in its possession relating thereto.

         6.2 FORBEARANCES BY THE COMPANY. Except as contemplated by this Agreement or as set forth in Schedule 6.2, the Company and its Subsidiaries will not, from the date hereof until the Closing, without the written consent of
Buyer:

                           (i) sell, lease or otherwise dispose of any of its assets, including Intellectual Property, except in the ordinary course of business consistent with past practice;

                           (ii) mortgage, pledge or otherwise encumber, or permit to exist any new security interest, lien or encumbrance on, any of its assets;

                           (iii) except in accordance with the ordinary and usual course of its business and in a manner consistent with past practices, enter into, amend, modify or cancel any Material Contract or Lease;

                           (iv) incur any obligation or liability for borrowed money;

                           (v) make any material investment in, purchase any material assets or securities of, or merge with any Person;

                           (vi) assume, guarantee, endorse or otherwise become responsible for the obligations of any Person, or make loans or advances to any Person;

                           (vii) increase in any manner the compensation of any of the directors, officers or other employees of the Company or its Subsidiaries other than increases in compensation of employees who are not officers or directors in the ordinary course of business consistent with past practice and which are not material in the aggregate;

                           (viii) pay or agree to pay any pension or retirement allowance not required by an existing plan or agreement to any director, officer or employee, whether past or present, of the Company or its Subsidiaries, or enter into or amend any employment agreement or any incentive compensation, profit sharing, stock purchase, stock option, stock appreciation rights, savings, consulting, deferred compensation, severance, retirement, pension or other benefit plan or arrangement with or for the benefit of any of its directors, officers, employees or of any other person, or approve or grant any stock options, stock appreciation rights or similar awards to any person;

                           (ix) declare, set aside or pay any dividend in cash or property, repurchase or otherwise make any distribution, with respect to its capital stock;

                           (x) split, combine or otherwise similarly change its capital stock, or redeem any of its capital stock;

                           (xi) authorize the creation or issuance of, or issue or sell, any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from it, any shares of its capital stock;

                           (xii) enter into any joint venture, partnership or other similar arrangement;

                           (xiii) enter into any agreement or arrangement with an Affiliate of the Company or any of its Subsidiaries or with an Affiliate of any Principal Shareholder;

                           (xiv) enter into any agreement which restricts in any way its ability to compete with any other Person;

                           (xv) amend its Certificates of Incorporation or Bylaws;

                           (xvi) cancel or compromise any indebtedness owed to it;
                           (xvii) close any of its facilities;

                           (xviii) cancel or allow any of its existing insurance policies to lapse;

                           (xix) alter in any way the manner in which it has regularly and customarily maintained its books of account and records, or change any of its accounting principles or the methods by which such principles are applied for tax or reporting purposes; or

                           (xx) agree or commit to do any of the things described in clauses (i) through (xix) above.

         6.3 NEGOTIATIONS WITH OTHERS. From the date hereof until the Closing, neither the Company nor any Principal Shareholder will, directly or indirectly, without the written consent of Buyer, (i) solicit any inquiries or proposals for, or enter into discussions with respect to, or enter into any agreement with respect to, any merger, any sale of any Shares, any shares of capital stock of any Subsidiary of the Company, or all, or a substantial part, of the assets of the Company or its Subsidiaries, or similar transaction involving the Business with, or (ii) furnish or cause to be furnished any non-public information concerning the Business to, any Person other than the parties hereto and their agents and representatives.

         6.4 INVESTIGATION OF BUSINESS AND PROPERTIES. From the date hereof until the Closing, the Company will afford Buyer and its attorneys, accountants, financial advisors and other representatives complete access at all reasonable times to its officers, employees, properties, contracts, and books and records. In addition, the Company will furnish Buyer with such financial, operating and additional data as Buyer may reasonably request concerning the business, operations, properties and personnel and the Company.

         6.5 CONFIDENTIALITY. (a) Pursuant to the provisions of this Agreement, the Company has supplied and will supply Buyer with certain documents and information for use in investigating the business of the Company. Such material is hereinafter referred to as "Evaluation Material." Buyer agrees to hold in confidence any Evaluation Material it has received or will receive and not to disclose all or any part of such material to anyone except its officers, directors, employees or other representatives who need such information to perform their respective duties and who have been informed of the confidential nature of such material and directed to treat it confidentially. If this Agreement is terminated, Buyer will return to the Company, or cause to be destroyed and will not retain the originals or any copies of any documents constituting a part of the Evaluation Material furnished to it and after termination Buyer will continue to honor the confidentiality agreement contained herein and will not use or disclose, directly or indirectly, any information obtained from the Evaluation Material. The confidentiality agreement contained in this Section 6.5 will terminate only upon consummation of the transactions contemplated hereby. Notwithstanding the foregoing, Buyer may use and disclose any such information to the extent that (i) it had acquired such information on a non-confidential basis prior to receipt thereof from the Company, (ii) such information has become generally available to the public,
(iii) such information is provided Buyer by a third party who has obtained such information other than as a result of a breach of this Agreement, or (iv) such information is independently developed by Buyer. Furthermore, Buyer may disclose such information to the extent that it is required to do so in order to comply with a governmental or judicial order or decree, but upon receiving notice that any such order or decree is being sought, it will promptly notify the Company and will, at the Company's expense, cooperate with the Company's efforts, if any, to contest the issuance of such order or decree. It is understood that Buyer will be deemed to have satisfied its obligation to hold information confidential, pursuant to the provisions of this Section 6.5, if it exercises the same care with regard to such information as it takes to preserve confidentiality for its own similar information.

                  (b) Each of the Principal Shareholders agrees to hold in confidence any non-public information related to the Company or the Business, including any Evaluation Material, it has received or will receive, and not to use for their own benefit or disclose to any third party all or any part of such material. Upon consummation of the Merger and at the Company's request, each Principal Shareholder will return to the Company, or cause to be destroyed and will not retain the originals or any copies of any non-public information and any documents constituting a part of the Evaluation Material furnished to it and will not use or disclose, directly or indirectly, any of such information.

         6.6 HSR FILINGS. The Company and Buyer will each file, within thirty days of the date hereof, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, pursuant to the HSR Act, all requisite documents and notifications in connection with the transactions contemplated by this Agreement. The Buyer and the Company shall each pay one-half of the fee payable in connection with such filings.

         6.7 EXPENSES. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

         6.8 PUBLIC ANNOUNCEMENTS. Prior to Closing, except for filings required by law, neither party will issue any press releases or otherwise make any public statements with respect to this Agreement and the transactions contemplated hereby without having first obtained the approval of the other party, which approval shall not be unreasonably withheld.

         6.9 SUBSEQUENT EVENTS. At all times prior to the Closing, each party shall promptly notify the other party in writing of any fact, condition, event or occurrence, whether or not existing on the date hereof, that will or may result in the failure of any of the conditions set forth in Articles VII and VIII, including the failure of the representations and warranties set forth in Articles III, IV and V to be true and correct.

         6.10 EFFORTS TO CONSUMMATE. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate, as promptly as practicable, the transactions contemplated hereby, including the obtaining of all necessary consents, waivers, authorizations, orders and approvals of third parties, whether private or governmental, required of it to enable it to comply with the conditions precedent to consummating the transactions contemplated by this Agreement. Each party agrees to cooperate fully with the other party in assisting it to comply with this Section 6.10 and the Company agrees to take such steps as may be necessary to remove any Liens (other than Permitted Encumbrances) which affect the assets of the Company and its Subsidiaries. Notwithstanding the foregoing, neither party shall be required to initiate any litigation, make any substantial payment or incur any material economic burden, except for payments a party presently is contractually obligated to make, to obtain any consent, waiver, authorization, order or approval, and if, despite such efforts, either party is unable to obtain any consent, waiver, authorization, order of approval the other party may terminate this Agreement and shall have no liability therefor except as is provided in Section 10.2. Without limiting the foregoing, Buyer shall not be required to enter into any agreement, understanding, consent order or decree with any Governmental Authority which Buyer, in its sole discretion, determines to be burdensome or unfavorable.

         6.11 RESIGNATIONS. At the Closing, the Company shall cause to be delivered to Buyer duly signed resignations, effectively immediately after the Closing, of all directors and officers of all of the Company and its Subsidiaries (other than those directors and officers designated in writing by Buyer to the Company at least five days before the Closing Date), or shall take such other action as is necessary to ensure that such parties are not directors or officers of the Company or its Subsidiaries after the Closing. The Company further agrees to change or revoke, at or prior to the Closing, the (i) authorizations of persons permitted access or control over the Company's or its Subsidiaries' accounts and safe deposit boxes at banks and other financial institutions and (ii) powers of attorney, in each case as requested by Buyer.

         6.12 VOTING AGREEMENT. Each Principal Shareholder covenants and agrees to vote all Shares held by it in favor of the Merger.

         6.13 TERMINATION OF SHAREHOLDERS AGREEMENTS. The Company and the Principal Shareholders shall terminate all agreements among shareholders of the Company which relate to the governance of the Company or relations among shareholders and take all such other action as shall be necessary or appropriate to cause there to be no continuing effect thereunder following the Effective Time.

         6.14 TERMINATION OF AGREEMENTS WITH PRINCIPAL SHAREHOLDERS. The Company and the Principal Shareholders shall terminate all agreements between a Principal Shareholder or an Affiliate and the Company or any of its Subsidiaries and take all such other action as shall be necessary or appropriate to cause there to be no obligation or liability of the Company or any of its Subsidiaries thereunder following the Effective Time.

                                   ARTICLE VII
                       CONDITIONS TO OBLIGATIONS OF BUYER

         The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject, to the extent not waived, to the following conditions.

         7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Principal Shareholders contained in this Agreement shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) and in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date of this Agreement and as of the Closing Date, and Buyer shall have received certificates to that effect signed by the President and Chief Financial Officer of the Company and by each of the Principal Shareholders, as the case may be.

         7.2 PERFORMANCE OF THIS AGREEMENT. The Company and the Principal Shareholders shall have performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with prior to or on the Closing Date, and Buyer shall have received certificates to that effect signed by the President and Chief Financial Officer of the Company and by each of the Principal Shareholders, as the case may be.

         7.3 CONSENTS AND APPROVALS. All registrations, filings, applications, notices, consents, orders, approvals, qualifications or waivers of regulatory authorities and other

Persons which must be obtained to consummate the Merger and for Buyer to become the owner of the Company and its Subsidiaries and to continue to conduct the Business consistent with the manner in which it presently is being conducted shall have been filed, made or obtained and all waiting periods specified by law with respect thereto shall have expired or been terminated.

         7.4 MATERIAL CHANGES. There shall not have been any material adverse change in Business Condition of the Business since December 31, 1995, nor any occurrence or circumstance that with the passage of time might reasonably be expected to result in such change, nor shall there be any material liability not shown in the Audited Financial Statements or otherwise disclosed herein. Buyer shall have received a certificate dated the Closing Date signed by the President and Chief Financial Officer of the Company certifying to the fulfillment of this condition.

         7.5 INJUNCTION, LITIGATION, ETC. No order of any court or governmental agency shall be in effect which restrains or prohibits the consummation of the transactions contemplated by this Agreement or which would limit or affect the ability of Buyer to own or control of the Company and its Subsidiaries, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any such court or governmental agency seeking to prohibit or delay or challenging the validity of the transactions contemplated by this Agreement.

         7.6 LEGISLATION. No statute, rule or regulation shall have been proposed or enacted which prohibits or might prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement, or which might have a material adverse effect on the Business Condition of the Business.

         7.7 PROCEEDINGS; CERTIFICATES. All corporate proceedings of the Company and its Subsidiaries that are required in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Buyer and its counsel, and Buyer and its counsel shall have received such evidence of such corporate proceedings, certified if required, as may be reasonably requested and customary in transactions of the nature contemplated hereby.

         7.8 OPINION OF COUNSEL FOR THE COMPANY. Buyer shall have received an opinion from Cole, Schotz, Meisel, Forman & Leonard, counsel for the Company, in form and substance reasonably acceptable to Buyer and its counsel.

         7.9 EMPLOYMENT AGREEMENT. Jeremy D. Cooke shall have executed and delivered an employment agreement with Buyer or the Surviving Corporation in the form attached hereto as Exhibit A, and the existing employment agreement between the Company and Mr. Cooke shall have been terminated.

        7.10 REPAYMENT OF INDEBTEDNESS; AFFILIATE AGREEMENTS. Except as set forth in Schedule 7.10, all indebtedness of any Principal Shareholder or any employee, officer or director of the Company or any of its Subsidiaries or any Affiliate of any of the foregoing to the Company or any of its Subsidiaries shall have been paid in full. Each agreement between any Principal Shareholder or Affiliate of a Principal Shareholder or the Company or any of its Affiliates and the Company or any of its Affiliates shall have been terminated.

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                                  ARTICLE VIII
                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

         The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject, to the extent not waived, to the satisfaction of each of the following conditions.

         8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) and in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date of this Agreement and as of the Closing Date, and Buyer shall have delivered to the Company a certificate to that effect signed by the Vice Chairman or Chief Financial Officer of Buyer.

         8.2 PERFORMANCE OF THIS AGREEMENT. Buyer shall have performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date, and Buyer shall have delivered to the Company a certificate to that effect signed by the Vice Chairman or Chief Financial Officer of Buyer.

         8.3 CONSENTS AND APPROVALS. All consents, authorizations, orders or approvals of governmental or regulatory authorities and of individuals or business entities which Buyer is required to obtain in order to be able to consummate the Merger, shall have been obtained by Buyer and all waiting periods specified by law with respect thereto shall have passed.

         8.4 INJUNCTION, LITIGATION, ETC. No order of any court or governmental agency shall be in effect which restrains or prohibits the consummation of the transactions

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contemplated by this Agreement and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any such court or governmental agency seeking to prohibit or delay or challenging the validity of any of the transactions contemplated by this Agreement.

         8.5 LEGISLATION. No statute, rule or regulation shall have been proposed or enacted which prohibits or might prohibit, restrict or delay the consummation of the transactions contemplated hereby.

         8.6 PROCEEDINGS; CERTIFICATES. All corporate proceedings of Buyer and Sub that are required in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Company and its counsel, and the Company and its counsel shall have received such evidence of such corporate proceedings, certified if required, as may be reasonably requested and customary in transactions of the nature contemplated hereby.

         8.7 OPINION OF COUNSEL FOR BUYER. The Company shall have received an opinion from McGuire Woods Battle & Boothe, L.L.P., counsel for Buyer, in form and substance reasonably acceptable to the Company and its counsel.

                                   ARTICLE IX
                                 INDEMNIFICATION

         9.1 INDEMNIFICATION BY THE PRINCIPAL SHAREHOLDERS. Subject to the limitations contained in this Article IX, the Principal Shareholders, severally, but not jointly, will indemnify and hold harmless Buyer, its Affiliates, each of their respective partners, directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any

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of the foregoing (collectively, the "Buyer Indemnified Parties") from and against, and pay or reimburse the Buyer Indemnified Parties for, any and all Covered Liabilities (and the costs and expenses, including attorneys' fees and expenses, of enforcing the Shareholders' obligations hereunder) incurred by or asserted against any of the Buyer Indemnified Parties in connection with or arising from:

                           (i) any inaccuracy contained in, omission from or breach of, a representation and warranty made by such Principal Shareholder in this Agreement, determined without regard to any materiality qualification contained in or otherwise applicable to such representation or warranty; provided that the Buyer Indemnified Parties shall not be entitled to indemnification pursuant to this clause by reason of a breach of a representation arising from adverse development of the Company's reserves for losses and loss adjustment expenses; and

                           (ii) the breach of any covenant or agreement of the Company or such Principal Shareholder contained in this Agreement.

         9.2 INDEMNIFICATION BY BUYER. Subject to the limitations contained in this Article IX, Buyer will indemnify and hold harmless the Principal Shareholders, each of their respective partners, directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Shareholder Indemnified Parties") from and against, and pay or reimburse the Shareholder Indemnified Parties for, any and all Covered Liabilities (and the costs and expenses, including attorneys' fees and expenses, of enforcing the Buyer's obligations hereunder) incurred by or asserted against any of the Shareholder Indemnified Parties in connection with or arising from:

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                           (i) any inaccuracy contained in, omission from or
         breach of, a representation and warranty made by Buyer in this Agreement, determined without regard to any materiality qualification contained in or otherwise applicable to such representation or warranty; and

                           (ii) the breach of any covenant or agreement of Buyer contained in this Agreement.

                  9.3 THIRD PARTY CLAIMS. The obligations and liabilities of a party from which indemnification is sought (an "indemnifying party") to a party seeking indemnification (an "indemnified party") under this Article IX with respect to claims resulting from the assertion of liability by those not parties to this Agreement (including governmental claims for penalties, fines and assessments) shall be subject to the following conditions:

                           (i) The indemnified party shall give prompt written notice to the indemnifying party of the nature of the assertion of liability by a third party and the amount thereof to the extent known.

                           (ii) If any Action is brought by a third party against an indemnified party, the Action shall be defended by the indemnifying party and such defense shall include all appeals or reviews which counsel for the indemnifying party shall deem appropriate. Until the indemnifying party shall have assumed the defense of any such Action, or if the indemnified party shall have reasonably concluded that there are likely to be defenses available to the indemnified party that are different from or in addition to those available to the indemnifying party (in which case the indemnifying party shall not be entitled to assume the defense of such Action and the defense may be handled by the indemnified party), all legal or other expenses reasonably incurred by the indemnified party shall be borne by the indemnifying party.

                           (iii) In any Action initiated by a third party and defended by the indemnifying party (w) the indemnified party shall have the right to be represented by advisory counsel and accountants at its own expense, (x) the indemnifying party shall keep the indemnified party fully informed as to the status of such Action at all stages thereof, whether or not the indemnified party is represented by its own counsel, (y) the indemnifying party shall make available to the indemnified party, and its attorneys, accountants and other representatives, all books and records of the indemnifying party relating to such Action and (z) the parties shall render to each other such assistance as may be reasonably required in order to ensure the proper and adequate defense of such Action.

                           (iv) In any Action initiated by a third party and defended by the indemnifying party, the indemnifying party shall not make any settlement of any claim without the written consent of the indemnified party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the indemnified party or its assets, employees or business.

         9.4 DIRECT CLAIMS. An indemnified party shall notify the indemnifying party in writing of any claim which the indemnified party has determined has given rise to a right to indemnification under this Article IX. Such notice shall be given within a reasonable (taking into account the nature of the claim) period of time after the indemnified party has actual

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notice thereof. The indemnifying party shall satisfy its obligations under this
Article IX within thirty days after receipt of subsequent notice from the indemnified party if an amount is specified therein, or promptly following receipt of subsequent notice specifying the amount of such claim or additions thereto. Failure to provide a notice of claim within the time period referred to in this Section 9.4 shall not constitute a defense to a claim or release the indemnifying party from any obligation hereunder to the extent that such failure does not prejudice the position of the indemnifying party.

         9.5 LIMITATIONS ON INDEMNIFICATION. Notwithstanding the foregoing provisions of this Article IX, the Principal Shareholders shall not be liable under Section 9.1(i), and Buyer shall not be liable under Section 9.2(i), unless and until the aggregate amount of liability (after taking into account the present value of any insurance proceeds actually received by the indemnified party with respect thereto and appropriate adjustment to account for the difference in time between the incurrence of loss, liability or expense and the realization or receipt of such insurance proceeds or indemnity payment) thereunder exceeds $250,000 (the "Deductible"), and thereafter the indemnified party shall be entitled to indemnification thereunder only for the aggregate amount of such liability in excess of $250,000 up to a total amount of the Escrow Fund (the "Escrow Cap"); provided that with respect to the liability for a breach by a Principal Shareholder of the representation and warranty in
Section 4.5, neither the Deductible nor the Escrow Cap shall apply and instead such liability shall be limited to the Merger Consideration multiplied by a fraction, the numerator of which is the aggregate number of Shares held by such Principal Shareholder and the denominator of which is the total number of Shares issued and outstanding, in each case as of the date of this Agreement;

and provided further that with respect to the liability for a breach by a Principal Shareholder of the representation and warranty in Section 4.6 as it relates to the Company's representation and warranty in Section 3.30, the Deductible shall not apply.

         9.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties contained in this Agreement shall survive any investigation by any party and shall not terminate until the 24-month anniversary of the Closing; provided that (i) the representations and warranties set forth in Sections 3.2, 3.3, 3.4, 3.27, 3.29, 3.30, 4.1 through 4.5 and 4.6
(in so far as such representation relates to Sections 3.2, 3.3, 3.4, 3.27, 3.29 and 3.30) of this Agreement shall survive until the expiration of the applicable statute of limitations period and (ii) the representations and warranties in
Section 3.28 and 4.6 (in so far as such representation relates to Section 3.28) of this Agreement shall survive until the expiration of the last of the limitation periods contained in the Internal Revenue Code or applicable Tax law during which an assessment or reassessment can be made (the respective dates after which the representations and warranties hereunder cease to survive are hereinafter referred to as the "Survival Date"). Notwithstanding the provisions of the preceding sentence, any representation or warranty in respect of which indemnification may be sought under Section 9.1 or 9.2 shall survive the Survival Date if written notice, given in good faith, of the specific breach thereof is given to the indemnifying party on or prior to the Survival Date, whether or not liability has actually been incurred.

         9.7 EXCLUSIVE REMEDY. Except as provided in Section 10.2, the indemnification provided in this Article IX shall constitute the exclusive remedy following the Effective Time for breach of this Agreement.

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                                    ARTICLE X
                                   TERMINATION

         10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                           (i)  by mutual consent of Buyer and the Company; or

                           (ii) by either Buyer or the Company if there has been a material breach by the other of a representation, warranty or agreement contained herein or if any condition to Closing which must be met by the other becomes impossible to fulfill.

                           (iii) by Buyer if any change has occurred since December 31, 1995, which has or can reasonably be expected to have a material adverse effect on the Business Condition of the Business; or

                           (iv) by either Buyer or the Company if the Closing has not occurred by 11:59 p.m. Richmond, Virginia time on September 30, 1996; provided that the failure to consummate the transactions contemplated hereby on or before such date did not result from the failure by the party seeking termination of this Agreement to fulfill any undertaking or commitment provided for herein that is required to be fulfilled before Closing.

          10.2 PROCEDURE; EFFECT OF TERMINATION. If this Agreement is terminated as provided in Section 10.1 written notice thereof shall forthwith be given by the terminating party to the other party, and this Agreement shall thereupon terminate and become void and of no further force and effect and there shall be no further liability or obligation on the part of either party hereto except to pay such expenses as are required of it and to comply with the

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



confidentiality provisions of Section 5.5; provided that such termination shall not relieve any party of any liability for breach of this Agreement; provided, further that in the event the Company enters into a definitive agreement concerning a Control Transfer within 120 days after the date of termination of this Agreement with any Person other than Buyer, the Company shall pay to Buyer a fee in the amount of $1 million on the date of execution of such agreement, and to pay to Buyer on the date of closing of such Control Transfer an amount equal to the out of pocket expenses incurred by Buyer in connection with the transactions contemplated by this Agreement, including the fees and expenses of its counsel, accountants and investment advisers; provided further that in the event Buyer terminates this Agreement pursuant to Section 10.1(ii) by reason of a material breach by the Company or a Principal Shareholder of a representation, warranty or agreement contained herein the Company shall pay to Buyer an amount equal to the out of pocket expenses incurred by Buyer in connection with the transactions contemplated by this Agreement, including the fees and expenses of its counsel, accountants and investment advisers. For purposes of this Section 10.2, "Control Transfer" means any sale of the stock or assets or merger of the Company or its Subsidiaries.

                                   ARTICLE XI
                               GENERAL PROVISIONS

         11.1 NOTICES. All notices required to be given hereunder shall be in writing and shall be deemed to have been given if (i) delivered personally or by documented courier or delivery service, (ii) transmitted by facsimile during normal business hours or (iii) mailed by registered or certified mail (return receipt requested and postage prepaid) to the following listed persons at the addresses and facsimile numbers specified below, or to such other

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persons, addresses or facsimile numbers as a party entitled to notice shall give, in the manner hereinabove described, to the others entitled to notice:

                  (a)  If to the Company, to:

                           Investors Insurance Group
                           200 Schulz Drive
                           Red Bank, New Jersey 07701
                           Attention: Jeremy D. Cooke
                           Facsimile No.: (908) 741-9562

                           with a copy to:

                           Cole, Schotz, Meisel, Forman & Leonard
                           Court Plaza North
                           25 Main Street
                           Hackensack, New Jersey 07602-0800
                           Attention: Michael H. Forman
                           Facsimile No.: (201) 489-1536

                  (b) If to a Principal Shareholder, to the address of such Principal Shareholder set forth in Schedule 11.1.

                  (c)  If to Buyer or Sub, to:

                           Markel Corporation
                           4551 Cox Road
                           Glen Allen, Virginia 23060
                           Attention:  Steven A. Markel
                           Facsimile No.: (804) 527-3810

                           with a copy to:

                           Gregory B. Nevers, Esquire
                           Markel Corporation
                           4551 Cox Road
                           Glen Allen, Virginia 23060
                           Facsimile No.: (804) 965-1600

                           and to:

                           McGuire, Woods, Battle & Boothe, L.L.P.
                           One James Center
                           901 E. Cary Street
                           Richmond, Virginia 23219
                           Attention:  Leslie A. Grandis
                           Facsimile No.:  804-775-1061

If given personally or by documented courier or delivery service or transmitted by facsimile, a notice shall be deemed to have been given when it is received. If given by mail, it shall be deemed to have been given on the third business day following the day on which it was posted.

         11.2 INTERPRETATION. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. For purposes of this Agreement, the words "includes" and "including" shall mean "including without limitation." When any representation or warranty in Article III or IV is made to the knowledge of the Company or a Principal Shareholder, such term shall mean the actual knowledge of the Company's executive officers or the Principal Shareholder's executive officers, as the case may be, after due inquiry in good faith of the executive officers of the Company and its Subsidiaries. All accounting terms not defined in this Agreement shall have the meaning determined by generally accepted accounting principles. All capitalized terms defined herein are equally applicable to both the singular and plural forms.

         11.3 ENTIRE AGREEMENT. This Agreement (including the other agreements referred to herein) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. Except for Sections 9.1, 9.2 and 9.3, which are intended to benefit, and to be

                                       62


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enforceable by, any of the Buyer Indemnified Parties or the Shareholder
Indemnified Parties, as the case may be, this Agreement is not intended to confer and shall not confer upon any person not a party hereof (and their successors and assigns permitted by Section 11.4) any rights or remedies hereunder.

         11.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party hereto will assign its rights or delete its obligations under this Agreement without the express prior written consent of each other party hereto, except that buyer may assign any or all of its right, title and interest under this Agreement to any one or more Affiliates, provided, that in the event of such assignment, Buyer shall not be released from any obligations under this Agreement.

         11.5 SEVERABILITY. In the event that this Agreement, or any of its provisions, or the performance of any provision, is found to be illegal or unenforceable under applicable law now or hereafter in effect, the parties shall be excused from performance of such portions of this Agreement as shall be found to be illegal or unenforceable under the applicable laws or regulations without affecting the validity of he remaining provisions of the Agreement; provided that (i) the remaining provisions of the Agreement shall in their totality constitute a commercially reasonable agreement, and (ii) should any method termination of this Agreement or a portion thereof be found to be illegal or unenforceable, such method shall be reformed to comply with the requirements of applicable law so as, to the greatest extent possible, to allow termination by that method. Nothing herein shall be construed as a waiver of any party's right to challenge the validity of such law.

                                       63


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         11.6 AMENDMENT. This Agreement and the Exhibits and Schedules hereto may be amended at any time prior to the fifth business day before the Closing; provided that any such amendment is approved in writing by each of the parties hereto. All representations and warranties of the Company and Buyer which are true and correct as modified and approved shall be deemed true and correct for the purposes of Sections 7.1 and 8.1.

         11.7 EXTENSION; WAIVER. At any time prior to the Closing either party to this Agreement may (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive a breach of a representation or warranty of the other party hereto, or (iii) waive compliance by the other party hereto with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in a written instrument signed by the party giving the extension or waiver.

         11.8 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event any party breaches it covenants and agreements contained in this Agreement or fails to consummate the transactions contemplated hereby, and that the parties shall be entitled to specific performance in such event, in addition to any other remedy at law or in equity.

         11.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        11.10 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia without regard to its laws or regulations relating to choice of laws.

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



         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed and their corporate seals to be hereto affixed and attested by their duly authorized officers.

                                     MARKEL CORPORATION

                                     By_________________________________

                                     Title______________________________

                                     IIG ACQUISITION CORP.

                                     By_________________________________

                                     Title______________________________

                                     INVESTORS INSURANCE HOLDING CORP.

                                     By_________________________________

                                     Title______________________________

                                     PRINCIPAL SHAREHOLDERS:

                                     TBK PARTNERS, L.P.

                                     By_________________________________

                                     Title______________________________

                                     VANDERBILT PARTNERS, L.P.

                                     By_________________________________

                                     Title______________________________

                                     TWEEDY BROWNE COMPANY
                                              LP PROFIT SHARING PLAN

                                     By_________________________________

                                     Title________________________________

                                     CONNING INSURANCE CAPITAL
                                              LIMITED PARTNERSHIP

                                     By_________________________________

                                     Title______________________________

                                     CONNING INSURANCE CAPITAL
                                              LIMITED PARTNERSHIP II

                                     By_________________________________

                                     Title______________________________

                                     CONNING INSURANCE CAPITAL
                                              INTERNATIONAL PARTNERS

                                     By_________________________________

                                     Title______________________________

                                     CONNING INSURANCE CAPITAL
                                              INTERNATIONAL PARTNERS II

                                     By_________________________________

                                     Title______________________________

                                     TRENWICK AMERICA CORPORATION

                                     By_________________________________

                                     Title______________________________

                                     THE BOARD OF REGENTS OF
                                              THE UNIVERSITY OF TEXAS SYSTEM

                                     By_________________________________

                                     Title______________________________

                                     THE PERMANENT UNIVERSITY FUND
                                              OF THE STATE OF TEXAS

                                     By___________________________________

                                     Title__________________________________

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